DENTSPLY International
World Headquarters
Susquehanna Commerce Center
221 West Philadelphia Street
York, PA 17405-0872
(717) 849-4273
Fax (717) 849-4760

NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Record 2008 First Quarter Sales and Earnings

Sales increase 18.6%

Earnings per diluted share increase 18.4%

York, PA – April 30, 2008 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced record sales and earnings for the three months ended March 31, 2008. Net sales in the first quarter of 2008 increased 18.6% to $560.8 million compared to $472.9 million reported for the first quarter of 2007. Net sales, without precious metal content, were $496.2 million, a 17.2% increase compared to 2007. Net sales, in the first quarter of 2008, were positively affected by strong internal growth, acquisitions, and from the strength of international currencies against the U.S. dollar.

Net income for the first quarter of 2008 was $68.2 million, or $0.45 per diluted share, an increase of 18.4% compared $0.38 per diluted share in the first quarter of 2007. No meaningful adjustments on a non-GAAP basis occurred in either quarterly period. For a reconciliation of the non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

COMMENTS FROM MANAGEMENT

Bret Wise, Chairman and Chief Executive Officer, stated, “We are pleased to report a strong start to 2008, reflecting the benefits of both our broad product portfolio and geographic platform, as well as continued execution against our strategic initiatives. The long-term prospects for growth, in the global dental market, remain attractive and we are accelerating investment in several areas, despite softer economic conditions in the United States. Our first quarter sales and earnings performance provide us with increased confidence in our full year 2008 guidance of 5.5%-6.5% internal growth and earnings per diluted share of $1.83 to $1.88.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, May 1, 2008 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. The Conference ID # is 8546355. If you would like to participate in this call, dial (800) 239-9838 (for domestic calls), and (913) 312-0392 (for international calls). An on-line rebroadcast, as well as a transcript of the call, will be available to the public following the call at the DENTSPLY website: www.dentsply.com. A replay will be available for one week following the conference call at (888) 203-1112 (for domestic calls) and (719) 457-0820 (for international calls), Pass-code # 8546355.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.

CONDENSED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED March 31,

	2008	2007

NET SALES	$560,782	$472,864
NET SALES – Ex Precious Metals Content	496,248	423,266

COST OF PRODUCTS SOLD	275,539	226,586

GROSS PROFIT	285,243	246,278
% OF NET SALES	50.9%	52.1%
% OF NET SALES – Ex Precious Metals Content	57.5%	58.2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	184,002	164,077

RESTRUCTURING AND OTHER OPERATING COSTS	204	990

INCOME FROM OPERATIONS	101,037	81,211
% OF NET SALES	18.0%	17.2%
% OF NETS SALES – Ex Precious Metals Content	20.4%	19.2%

NET INTEREST AND OTHER NON OPERATING COSTS (INCOME)	6,139	(2,255)

PRE-TAX INCOME	94,898	83,466

INCOME TAXES	26,718	24,994

NET INCOME	$68,180	$58,472
% OF NET SALES	12.2%	12.4%
% OF NETS SALES – Ex Precious Metals Content	13.7%	13.8%

EARNINGS PER SHARE
-BASIC	$0.45	$0.38
-DILUTIVE	$0.45	$0.38

DIVIDENDS PER SHARE	$0.045	$0.040

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	149,945	152,031
-DILUTIVE	152,983	154,564

DENTSPLY INTERNATIONAL INC.

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	March 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$90,660	$169,384
SHORT-TERM INVESTMENTS	254,003	146,939
ACCOUNTS AND NOTES RECEIVABLE-TRADE,NET	356,629	307,622
INVENTORIES, NET	280,932	258,032
OTHER CURRENT ASSETS	111,107	100,045
TOTAL CURRENT ASSETS	1,093,331	982,022

PROPERTY, PLANT AND EQUIPMENT, NET	402,009	371,409
IDENTIFIABLE INTANGIBLE ASSETS, NET	76,695	76,167
GOODWILL, NET	1,181,197	1,127,420
OTHER NONCURRENT ASSETS, NET	161,773	118,551

TOTAL ASSETS	$2,915,005	$2,675,569

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES	$297,040	$312,411
LONG-TERM DEBT	586,811	482,063
OTHER LIABILITIES	442,909	304,146
DEFERRED INCOME TAXES	68,000	60,547
TOTAL LIABILITIES	1,394,760	1,159,167

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	304	296
STOCKHOLDERS’ EQUITY	1,519,941	1,516,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,915,005	$2,675,569

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Three Months Ended March 31, 2008

	Operating Income (Expense)	Percentage of Net Sales, Ex Precious Metals Content

Income from Operations	$101,037	20.4%

Restructuring Costs	204	0.0%

Adjusted Non-GAAP Operating Earnings	$101,241	20.4%

Three Months Ended March 31, 2007
	Operating Income (Expense)	Percentage of Net Sales, Ex Precious Metals Content

Income from Operations	$81,211	19.2%

Restructuring Costs	990	0.2%

Adjusted Non-GAAP Operating Earnings	$82,201	19.4%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2008

	Income (Expense)	Diluted Per Share

Net Income	$68,180	$0.45

Restructuring Costs, Net of Tax	129	0.00

Income Tax Related Adjustments	637	0.00

Adjusted Non-GAAP Earnings	$68,946	$0.45

Three Months Ended March 31, 2007
	Income (Expense)	Diluted Per Share

Net Income	$58,472	$0.38

Restructuring Costs, Net of Tax	656	0.00

Income Tax Related Adjustments	(232)	(0.00)

Adjusted Non-GAAP Earnings	$58,896	$0.38